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                                                                EXHIBIT 23.01



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-98101, 2-97465 and 33-11253) pertaining to the Incentive Stock Option and Restricted Stock Plans of Grey Advertising Inc. of our report dated February 11, 1994 on the consolidated financial statements and schedules of Grey Advertising Inc. and consolidated subsidiary companies included in the Annual Report (Form 10-K) for the year ended December 31, 1993.





                                                                   ERNST & YOUNG




New York, New York
March 30, 1994